UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2014

Asia Properties, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-51048	47-0855301
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

119 Commercial St., Ste 190-115, Bellingham, WA 98225
 (Address of Principal Executive Offices) (Zip Code)

(360) 392-2841
Registrant’s telephone number, including area code

 (Former Name or Former Address
if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events

Pursuant to our Form 8-K dated July 11, 2014 in which Asia Properties, Inc. (the “Company”) disclosed  that it intended to move forward with a lawsuit originally filed April 2, 2014, regarding the Company’s complaint against David M. Loflin and James B. Kaufman and their company, Appinero LLC., we have been notified as of September 3, 2014 that the trial date in this matter has been set at August 3, 2015. The lawsuit filed in Clark County, Nevada alleges that the Defendants engaged in an illegal marketing scheme to sell Asia Properties Stock in what is commonly referred to as a “Pump and Dump” scheme, whereby the Defendants, and each of them, published information on various social media websites concerning the value of the Company’s Stock, and its potential with the purpose of enticing members of the public to believe that the Stock was about to experience an increase in value. Once the Defendants succeeded in orchestrating a false increase in value of the stock, they immediately sold all shares in their possession, thereby leaving the Company no other choice but to take the matter to court.

Item 9.01      Financial Statements and Exhibits

99.1           Copy of Court documents filed in District Court, Clark County, Nevada dated August 22, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2014

ASIA PROPERTIES, INC.

/s/ Daniel S. Mckinney
Daniel S. Mckinney
President, Chief Executive Officer, Director